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                                                                    EXHIBIT 99.1
                               JTS CORPORATION
                                     PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints David T. Mitchell and W. Virginia Walker, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock and Series A Preferred Stock of JT Storage, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of the Company, located at
166 Baypointe Parkway, San Jose, California, on July   , 1996 at 9:00 a.m.,
local time, or any adjournment thereof. The proxies are being directed to vote as specified below or, if no specification is made, FOR the proposal to approve
(a) the Amended and Restated Agreement and Plan of Reorganization dated as of April 8, 1996 between Atari Corporation, a Nevada corporation ("Atari"), and JTS Corporation, and (b) the merger of Atari with and into JTS Corporation, and in accordance with their discretion on such other matters that may properly come before the meeting.

                The directors recommend a FOR vote on each item.

                 (continued and to be signed on reverse side.)



                                     1.
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PLEASE MARK YOUR VOTES AS THIS:   /X/

1. Proposal to approve (a) the Amended and Restated Agreement and Plan of Reorganization dated as of April 8, 1996 between Atari and JTS Corporation, and (b) the merger of Atari with and into JTS Corporation.

                 FOR                    AGAINST                   ABSTAIN
                 / /                      / /                       / /


                                        I plan to attend the Meeting:

                                        Dated:_________________________________

                                        _______________________________________
                                        (Signature)

                                        _______________________________________
                                        (Signature)

                                        (Signature(s) must be exactly as
                                        name(s) appear on this proxy.)  (If
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such, and, if
                                        signing for a corporation, please give
                                        your title.  When shares are in the
                                        names of more than one person, each
                                        should sign this Proxy.)





                                       2.